UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

ROWAN COMPANIES plc

(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 6, 2014, Rowan Companies, Inc. (“Rowan Delaware”) and its parent company, Rowan Companies plc (“Rowan UK” and together with Rowan Delaware, the “Obligors”), entered into an underwriting agreement with Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters, relating to the issuance and sale in an underwritten public offering of $800.0 million aggregate principal amount of Rowan Delaware’s senior notes, consisting of $400.0 million aggregate principal amount of its 4.75% Senior Notes due 2024 (the “2024 Notes”) and $400.0 million aggregate principal amount of its 5.85% Senior Notes due 2044 (the “2044 Notes” and, together with the 2024 Notes, the “Notes”) along with the related guarantees of the Notes on a full and unconditional basis by Rowan UK (the “Guarantees” and together with the Notes, the “Securities”). The offer and sale of the Securities were registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Obligors’ Registration Statement on Form S-3 (File Nos. 333-181455-01 and 333-181455), which became effective upon filing with the SEC on May 16, 2012. The material terms of the offering are described in the prospectus supplement dated January 6, 2014, which was filed by the Obligors with the SEC on January 8, 2014.

The underwriting agreement contains customary representations, warranties and agreements by the Obligors and the underwriters, and customary conditions to closing, indemnification obligations of the Obligors and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the underwriting agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, certain investment and commercial banking and financial advisory services to Rowan UK and its subsidiaries and affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement dated as of January 6, 2014 among Rowan Companies, Inc., Rowan Companies plc and the underwriters listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rowan Companies plc

By:	/s/ Kevin Bartol
Name:	Kevin Bartol
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: January 8, 2014

EXHIBIT INDEX

Exhibit 1.1	Underwriting Agreement dated as of January 6, 2014 among Rowan Companies, Inc., Rowan Companies plc and the underwriters listed therein.